IMAGEWARE SYSTEMS, INC. FQ1 2017 EARNINGS CALL MAY 10, 2017

  Exhibit 99.1

Call Participants

EXECUTIVES

S. James Miller
Chairman and Chief Executive
Officer

Wayne G. Wetherell
Chief Financial Officer, Senior
Vice President of Administration,
Treasurer and Secretary

ANALYSTS

Harvey R. Kohn

Michael Fawzy Malouf
Craig-Hallum Capital Group LLC,
Research Division

Robert T. Clutterbuck
Clutterbuck Capital Management
LLC

IMAGEWARE SYSTEMS, INC. FQ1 2017 EARNINGS CALL MAY 10, 2017

Presentation

Operator

Good afternoon, everyone, and thank you for participating in ImageWare Systems corporate update call to highlight their progress since the last update on March 30, 2017.

Joining us today are ImageWare Systems' Chairman and CEO, Mr. Jim Miller; and the company's CFO, Mr. Wayne Wetherell. Following their remarks, we'll open the call for your questions.

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as anticipate, believe, estimate, expect, forecast, intend, may, plan, project, predict, if, should and will and similar expressions as they relate to ImageWare Systems Inc. are intended to identify such forward-looking statements.

ImageWare may, from time to time, update these publicly announced projections, but is not obligated to do so. Any projections of future results of operations should not be construed, in any manner, as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results.

For a discussion of such risks and uncertainties, see Risk Factors in ImageWare's annual report on Form 10-K for the fiscal year-ended December 31, 2016, and its other reports filed with the Securities and Exchange Commission under the Securities 3 Exchange Act of 1934 as amended.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates of which they are made.

I would like to remind everyone that this call will be available for replay through June 10, 2017, starting at 8 p.m. Eastern tonight. A webcast replay will also be available via the link provided in today's press release as well as available on the company's website at www.iwsinc.com. Any redistribution, retransmission or rebroadcast of this call in any way without the expressed written consent of ImageWare Systems, Inc. is strictly prohibited.

Now I would like to turn the call over to the Chairman and Chief Executive Officer of ImageWare Systems, Mr. Jim Miller. Sir, please go ahead.

S. James Miller
Chairman and Chief Executive Officer

Thank you, Abanie, and good afternoon to you all. As you saw at the close of the market today, we reported financial results for the first quarter ended March 31, 2017.

I'd like to begin today's call by speaking first about some specific financial results for the quarter and then walk you through some recent developments.

In the first quarter of 2017, total revenue were at $900,000 compared to $1 million in the first quarter of 2016. Gross margin in the quarter was 71.8% compared to 73.3% in the same quarter a year ago, with the difference primarily due to the impact of lower year-over-year product revenue. Net loss in the first quarter of 2017 was $2.7 million or $0.04 negative a share compared to a loss of $2.3 million or negative $0.03 per share last year.

At March 31, 2017, cash and cash equivalents totaled $1.5 million compared to $1.6 million at December 31, 2016. Total debt was $3.9 million compared to $2.5 million at December 31, 2016, and we had $1.9 million remaining on our line of credit.

In the first quarter of 2017, we continued to focus on integrating our patented Biometric Engine into the cloud and mobile markets, principally via our award-winning GoVerifyID Enterprise and consumer products for smart devices, while also expanding in the nongovernment sector such as commercial, consumer and health care. However, due to our business strategy relying on long-term engagements with large organizations, results from these initiatives continue to take time to materialize from a revenue perspective. We remain encouraged by the continued strong demand we are receiving behind the scenes, and we anticipate further positive developments in strategic partnerships during the remainder of 2017.

IMAGEWARE SYSTEMS, INC. FQ1 2017 EARNINGS CALL MAY 10, 2017

During the first quarter, we did start to see small but consistent revenue from users of our products who pay us for use and hosting on the Software-as-a-Service CloudID and GoVerifyID solution.

As we said just 20 business days ago, on our last corporate update, we are disappointed in results to date and that we are behind on where we expected to be. As we also said, ImageWare made a conscious decision not to sell direct as our primarily path to market, but rather to leverage our foundational intellectual property in our best of breed biometric software products that utilize it into the broadest possible network of partnerships. The reasons were as obvious then as they are today. We are a smaller technology company and these large global partners have market share, brand recognition, healthy budgets and priceless experience in moving new technology to market. And of course, sales personnel based literally all over the world.

Our technology partnerships with Fujitsu, Deutsche Telekom, CA Technologies, SAP, Lockheed Martin now Leidos, TransUnion, Hewlett-Packard, Aruba, Extenua, CDW and several that have yet to be disclosed, are all on strong footing in moving forward, albeit at differing speeds.

That said, we remain confident in the strategy and confident that the outcome desired will be obtained. As we signaled on our call at the end of March, we anticipated movement by Fujitsu towards migrating our technology partnership to one focused on marketing and selling product. That has now occurred with our signing of a multiyear agreement with Fujitsu in Europe to market and sell the IWS family of products throughout Europe, the Middle East, Africa and India. As part of that agreement, ImageWare and Fujitsu will collaborate on both sales to existing Fujitsu accounts and on sales of new products such as the smart origination product and the integration of ImageWare's products into additional new Fujitsu products.

So we have now transitioned in that region from technology partners waiting for a roll out to actually supporting Fujitsu's ongoing marketing and sales efforts to sell IWS products throughout the region with a specific plan of execution. These sales efforts are now very much underway, and we'll have additional details to you on this in the very near future.

As we said many times on these calls, the process each partner undertakes is unique to that partner. It's thoughtful, deliberate, cautious and cannot be shortcut. As we have also said often, it's not a light switch that you turn on with immediate results. Mounting a global or large regional sales campaign is not a casual endeavor. We are now in the final stages of additional discussions with other Fujitsu companies as well as other technology partners, regarding more substantial relationships that will involve the licensing and white-labeling of our products under their brand and/or embedded in their products in certain geographical areas.

In other developments, we are proud to announce that we've signed an agreement with [ SYNNEX ] for the distribution of our GoVerifyID and CloudID products. [ SYNNEX ] is a multi-billion dollar distributor of technology solutions in 25 countries. And it's an honor to be selected to join the family of products they distribute, as their multimode of biometric offering. And as many of you know already, our GoVerifyID product was named industry best by Frost & Sullivan, not only for its innovative approach but also for its incorporation of best practices.

Also, in April, ImageWare was selected to provide biometric identity management and credentialing software to 5 Alaskan airports. Delivery under this agreement has now commenced. This represents the third agreement in which an airport has entrusted our multimodal biometric authentication software to confirm the identity and background of their employees.

We remind our listeners that all of the GoVerifyID and CloudID transactions are done on a Software-as- a-Service basis. This means that ImageWare will receive monthly recurring revenues for each and every identity under management of our products. Much the same as we have already executed with FEMSA, which has moved from a pilot to production system for its employees.

We think our partner strategy is the correct one and that we are in the right place at the right time with the right products. We remain extremely confident based on our discussions with our partners and our understanding of the companies that our partners are speaking to regarding the use of our products that these partnerships will pay significant dividend. And with that, we'd like to open the floor for any questions you might have.

IMAGEWARE SYSTEMS, INC. FQ1 2017 EARNINGS CALL MAY 10, 2017

Question and Answer

Operator

[Operator Instructions] And our first question will come from Mike Malouf with Craig-Hallum.

Michael Fawzy Malouf
Craig-Hallum Capital Group LLC, Research Division

I'm wondering if you can give us a little color on the FEMSA rollout. How that -- we're now in May now and as we sort of look at over the next couple of quarters, how do you see that impacting results?

S. James Miller
Chairman and Chief Executive Officer

Yes, FEMSA, as I said, has now moved from pilot to production system. We received the first relatively modest purchase order from them under the 2017 agreement, which is good. We have spent a little time since the last shareholder call. So literally, as I said, 20 business days ago, putting in a new system that has to do with biometric asset control, simply using biometrics to ensure that assets owned by FEMSA checked in and out of the system are really being checked out by the people that say that they are who they say they are. This was a little bit of a deviation from the rollout plan to employees. It's an extra add- on. It required a little additional work on our part. And understandably, until it was put in place, which was just this last week, FEMSA was holding on any additional rollouts to employees. But it was delivered and installed and working. It's actually, by the way, a product that could be sold in -- to other customers as well. So we're excited about that, and it should move ahead. The pace of the rollout is, as we've said, entirely up to FEMSA. It resides in their hands. That's not unique to ImageWare or FEMSA, of course. As you know, Mike, Software-as-a-Service, the feature that people like to use when they take that model and purchase a software or license it is because they can control the speed and the cost where they rollout. FEMSA's overall idea here is to cover all their employees over time, which are several hundred thousand plus additional -- 50% additional in vendors and consultants. So we believe that, that rollout will start to pick up now that we have put in this new biometric asset management system for them. And should favorably impact in the revenues going forward. Again, it's a Software-as-a-Service and we are paid by the individuals identities that we manage on a monthly basis. So no reason that we can see why it shouldn't move forward and favorably impact results for the remainder of the year.

Michael Fawzy Malouf
Craig-Hallum Capital Group LLC, Research Division

Okay, good. And then, I noticed that you commented a little bit about increase in the activity or the direct activity to help sell the solution. Can you give us a sense -- is that going to increase or do you have some budget set aside for that cost? And if not, how much should we expect that to increase the share of market?

S. James Miller
Chairman and Chief Executive Officer

Yes. It's a good question. And it -- but the -- I think the cost will be minimal. I mean, truly de minimus. I say that because what's really required here is the support of one or two sales engineers. They can jump into presentations in the early going and support any kind of a more technical than sales discussion. Fujitsu, like all of our partners, is extremely capable and confident organization. And because we have been technology partners for some time, it has actually acquired a good bit of skill and ability in the ImageWare software. So in terms of supporting their efforts, getting them up to speed, we've spent a lot of time doing that already. And as I said, they're quick studies. They know what they're doing. This would be more -- we have someone available and dedicated to them on our site here, so that they know there is a person they can call if they have any questions. And again, I think this will be mostly, Mike, as the relationship kicks of and starts.

IMAGEWARE SYSTEMS, INC. FQ1 2017 EARNINGS CALL MAY 10, 2017

Wayne G. Wetherell
Chief Financial Officer, Senior Vice President of Administration, Treasurer and Secretary

And Mike, to some extent, that's reallocation of current cost.

S. James Miller
Chairman and Chief Executive Officer

That's right. Yes.

Wayne G. Wetherell
Chief Financial Officer, Senior Vice President of Administration, Treasurer and Secretary

From a direct sales standpoint to a sales support. So lot of that would be reallocation of existing costs.

Michael Fawzy Malouf
Craig-Hallum Capital Group LLC, Research Division

Okay. That makes sense. And then just a final question, may be for Wayne. Can you talk a little bit about liquidity and capital needs and sort of how you look for the next couple of quarters and what kind of options you have?

Wayne G. Wetherell
Chief Financial Officer, Senior Vice President of Administration, Treasurer and Secretary

Sure. We ended the quarter with about 4.75 -- $475,000 in cash. And we had -- out of our $6 million line, we had borrowings outstanding of $4.1 million -- $4.15 million with remaining $1.85 million on the line. As we've said, we are anticipating some fairly near-term activity in revenues, some of which have the opportunity to bring in some initial cash, and we feel that we are working towards getting to those. We will continue to use that line getting to that station.

Operator

Our next question will come from Harvey Kohn with HRK Strategic Advisory.

Harvey R. Kohn

Jim and you answered part of this, but part of me wants to congratulate you on what seems to be very positive agreement with Fujitsu. Another part of me, however, can't help wanting to know -- and again, you answered it to somewhat. What makes this agreement any different from the 2 or 3 other previous agreements we've had -- have been hearing about over the last couple of years?

S. James Miller
Chairman and Chief Executive Officer

Yes. It's a good question, but here is the answer. This is a agreement to market and sell the products coupled with a specific plan of execution. That is, Fujitsu came to us and said, "Okay, we're happy with the product and the technology. We are now going to move the effort from figuring out how to launch a product and how to make sure adoption is swift," which is part of what I explained in the last call. The things they did that -- where they commissioned studies for what is the optimum biometrics that user can use or where they'll be the most comfortable with the system. The upgrading significantly of their K5 Cloud, so this is a world-class competitor to the AWS Cloud, for example. The creation of a product called Catalog Manager, which allows for the auto-configuration and away system from any place on the world. These are, again, easy for me to say in a sense or two, but really heavy lifting significant things that Fujitsu felt they had to accomplish to get the product to a point where it would be greeted enthusiastically by the market. They've done this. They've done this 100% on their time, at their expense. This is now an agreement that says, we're willing to put our name and, in some cases, our brand on these products and sell them as if they were our own. And our experience, not just in this company but in any company anywhere, suggests that when people do that they have calculated a return on investment from that exercise. And they believe it favors them. It's positive. Otherwise, there is no reason on the world to conduct a marketing and sales campaign, unless you think that you're going to sell very, very favorable amounts of product. So that's really the difference. Fujitsu, you know, studied this. They came up with a plan. They made certain changes to products that they had that work in tandem with ours. We, of course, have come out with our own set of new products in the GoVerifyID line, Enterprise and Consumer and upgraded those. And we've come together now to say, "Okay, it's time to sell these products to the market." Fujitsu configured some new groups, one of which was in Europe, that house all of their cybersecurity products. So we are with the right folks in the right place. And as I said, that rollout is now underway. They have commenced their efforts. And I have no reason to think that the results will not be, frankly, exceptional based on the efforts they're putting into this, based on the personnel they're putting at it, based on the scale of the folks that are our partners. So I think it's just -- it's really the final stage in the transition, Harvey, from technology partnering to market and sales partnering, which, of course, is what it's all about. And as you know, it's been the variable. I mean, we've had a lot of these technology partnerships where we're integrated and resident and ready to go, but we have been dependent as that strategy is by definition on -- the partners willingness to roll out and go to it in a big way in the market. So in Europe, the Middle East, India, and Africa, Fujitsu is doing that. And as I said in my remarks, we anticipate other places in the world will follow and, obviously, we'll keep everybody up-to-date on that as it happens.

IMAGEWARE SYSTEMS, INC. FQ1 2017 EARNINGS CALL MAY 10, 2017

Harvey R. Kohn

Okay. Second question. It's very clear that [indiscernible], Mexico and then FEMSA, we are actually begun, what you just talked about, the ultimate goal of onboarding by end users as opposed to partnerships. And if we extrapolate numbers from FEMSA and look out 6 months to a year, it's a pretty impressive partnership right there. I wonder if you could give us some real numbers -- and I know you can't give us names and how many other major end users are actually doing pilots and how close some of them are to pulling the trigger towards full onboarding? And if you can give us an idea of the size of some of these and why it gives you such confidence?

S. James Miller
Chairman and Chief Executive Officer

Well, good question. Little tricky to answer because it's frankly all over the block as you would imagine. They are between us and our partners. And just because you haven't seen another partner rollout with a formal marketing and sales agreement such as we just announced with Fujitsu in Europe, does not mean the partners themselves are not running pilot efforts with their own customers. So there are literally a dozen to a dozen-and-a-half different places where from small businesses to Fortune 25 companies in the world are looking at the product, running it through test laps, talking about pricing. So it's -- as I said, it's a little bit all over the block. Those things have been -- albeit slowly, have been progressing well for us. And the conversation indicates that there are buy signs amongst a number of those folks. And so we anticipate converting the pilots in the conversation to sales and revenue. And that's -- really that's the foundation of the confidence we have in the model and the market is that we're seeing, again, albeit slowly, but we are seeing progress being made. And as I said, behind the scenes, folks are doing and saying and acting in the way that is consistent with placing an order for these products. So we have no reason to believe that we won't be receiving those orders, some of which in the short run. Some of these big companies, as I've said in the past, have really an arduous process. I will tell you, in one instance, with a very major oil company, we've had to go through an incredible security vetting process just to get to the pilot. And that process by itself can take several months because it's their process and you will do it according to their protocols. No way to shortcut it, as I've said, as much as you'd like to. And then you get to the test. So -- I mean, we -- but we have quite a bit them, historically, more than we've ever had in this company's history of conversations, of pilots, of test exercises going on. And then our partners have their own. As I said, just because they've been quite, it doesn't mean they haven't been active. There is a lot of activity going on between our partners and ourselves here. So again, that -- nothing but reason for confidence in that respects. This is the process people take to buy the product. So it's underway.

Operator

We'll take our next question from Bob Clutterbuck with Clatterbuck Capital Management.

IMAGEWARE SYSTEMS, INC. FQ1 2017 EARNINGS CALL MAY 10, 2017

Robert T. Clutterbuck
Clutterbuck Capital Management LLC

I figured this will be the last time I probably get to call in. So I was going to ask two, but Harvey stole some of my thunder. I wanted to drill down on Fujitsu, but I think you've done that. So this would be a tough one, but I think we got to address the elephant in the room. Mike asked Wayne earlier the question about cash. And Wayne, I'm almost sure you said we're $1.8 million to $1.9 million ballpark. We borrowed $2 million in the quarter. I know you absolutely anticipate revenues, but we have been challenged with revenue delays. And if we get them, obviously, we don't have -- what is the plan if we don't have revenues because plus or minus July 1 or certainly August 1, I would guess, by our calculations, we'll be out of cash?

Wayne G. Wetherell
Chief Financial Officer, Senior Vice President of Administration, Treasurer and Secretary

Well, Bob, we have a number of alternatives. Obviously, we have -- had some conversation with the line of credit folks about changing terms on the line. So that's one avenue that presents itself. The other is, no secret. The company has an active $15 million shelf registration, that is effective. So there is that available as well. And we have had a number of folks interested in making investments in the company. So there is always that alternative. Devil, of course, as you well know in the details in every one of those things. But we think with the alternatives on the table and the prospect of revenues, we will be able to effectively manage the company to a successful outcome.

Operator

At this time, this concludes our question-and-answer session. I would now like to turn the call back over to Mr. Miller for closing remarks.

S. James Miller
Chairman and Chief Executive Officer

Thanks, Abanie. Savvy analysts who cover the biometrics space predict a $35 billion to $50 billion market within the next 3 years. They disagree only on degree, not on outcome. In an interview yesterday that I read, [ Unisys' ] new CEO declared biometrics to be the cybersecurity game changer in the coming year. Unless every single one of those folks are incorrect, inflection is at hand and we are exceptionally well positioned to replace a 50-year old security construct, pins and passwords, with the only real authenticator of your identity, that's you. I said on our last call, but it's worth repeating, products that are now commonplace and we can't live without, PCs, mobile devices, cable, satellite entertainment, even power steering your color TV, didn't fly off the shelf when they were introduced. It just seems like that to all of us as we look back. When they did hit stride, they were enormous success stories. And we believe that biometrics and specifically ImageWare brand of biometrics will be no different. This past week, Verizon revealed its most recent study of security in the mobile space and found that 80% of security breaches results in the failure of pins and passwords to adequately protect us. At 80% level, there can be little doubt that the move to biometrics is not only close but imminent. We remain confident that our technology and our business model uniquely positions us to be the leader in our industry.

As always, we'd like to thank everyone for joining and appreciate your time and ongoing support. We look very much forward to speaking with you along the way at our next quarterly call. Thank you, and a good evening to all of you.

Operator
That does conclude today's conference call. Thank you for your participation. You may now disconnect.

IMAGEWARE SYSTEMS, INC. FQ1 2017 EARNINGS CALL MAY 10, 2017

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